UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2021

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification No.)

1391 Timberlake Manor Parkway Chesterfield, Missouri (Address of principal executive offices)	63017 (Zip code)
(314) 292-2000 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	BG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

(a)        JPM Revolving Credit Agreement

On July 16, 2021, Bunge Limited Finance Corp. (“BLFC”), a wholly owned subsidiary of Bunge Limited (“Bunge”), entered into an unsecured U.S. $1,350,000,000 5-year Revolving Credit Agreement (the “JPM Credit Agreement”) among BLFC, as borrower, Citibank, N.A., as syndication agent, BNP Paribas, Coöperatieve Rabobank U.A., New York Branch, Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation and U.S. Bank National Association, as co-documentation agents, JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders party thereto (the “JPM Lenders”). The JPM Credit Agreement matures on July 16, 2026. BLFC has the option to request an extension of the maturity date of the JPM Credit Agreement for two additional one-year periods. Each JPM Lender in its sole discretion may agree to any such extension request. BLFC may also, from time to time, request one or more of the existing JPM Lenders or new lenders to increase the total commitments under the JPM Credit Agreement by up to $200,000,000 pursuant to an accordion provision set forth in the JPM Credit Agreement. The JPM Credit Agreement replaces the existing U.S. $1,100,000,000 5-year Revolving Credit Agreement, dated as of December 14, 2018 (the “Terminated JPM Credit Agreement”), among BLFC, as borrower, Citibank, N.A. as syndication agent, BNP Paribas, Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation and U.S. Bank National Association, as documentation agents, JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders party thereto that was scheduled to mature on December 14, 2023, which was terminated in accordance with its terms on July 16, 2021. No principal amounts were outstanding under the Terminated JPM Credit Agreement on the date of termination. BLFC may use proceeds from future borrowings under the JPM Credit Agreement to fund intercompany advances to Bunge and/or certain Bunge subsidiaries, repay outstanding pari passu indebtedness of BLFC and pay expenses incurred in connection with the JPM Credit Agreement and any pari passu indebtedness of BLFC.

Borrowings under the JPM Credit Agreement will bear interest, at BLFC’s option, at LIBOR plus the Applicable JPM Margin (defined below) or the alternate base rate then in effect plus the Applicable JPM Margin minus 1.00%. The margin applicable to either a LIBOR or alternate base rate borrowing (the “Applicable JPM Margin”) will vary between 1.00% and 1.625% and be based on the higher of the senior long-term unsecured debt rating that Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”) provides of (a) Bunge or (b) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge, then the Bunge Master Trust or (c) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge or the Bunge Master Trust, then BLFC (the “JPM Rating Level”). Amounts under the JPM Credit Agreement that remain undrawn are subject to a commitment fee payable quarterly based on the average undrawn portion of the JPM Credit Agreement at rates ranging from 0.09% to 0.225%, varying based on the JPM Rating Level.

The JPM Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain limitations on the ability of BLFC, among other things, to incur liens, incur indebtedness, sell or transfer assets or receivables or engage in mergers, consolidations, amalgamations or joint ventures, and customary events of default.

The obligations of BLFC under the JPM Credit Agreement are guaranteed by Bunge pursuant to a separate Guaranty, dated July 16, 2021 (the “BLFC-JPM Guaranty”). The BLFC-JPM Guaranty contains certain customary representations and warranties and affirmative and negative covenants. The BLFC-JPM Guaranty obligates Bunge to maintain a specified total consolidated currents assets to adjusted total consolidated current liabilities ratio, a maximum consolidated adjusted net debt to consolidated adjusted capitalization ratio and a maximum secured indebtedness to tangible assets ratio. The BLFC-JPM Guaranty also includes certain limitations on the ability of Bunge to engage in merger, consolidation or amalgamation transactions or sell or otherwise transfer all or substantially all of its property, business or assets.

(b)       Rabobank Revolving Credit Agreement

On July 16, 2021, BLFC, a wholly owned subsidiary of Bunge, entered into an unsecured U.S. $1,000,000,000 364-day Revolving Credit Agreement (the “Rabobank Credit Agreement”) among BLFC, as borrower, Sumitomo Mitsui Banking Corporation, as syndication agent, BNP Paribas, Citibank, N.A., Natixis, New York Branch, and U.S. Bank National Association, as co-documentation agents, Coöperatieve Rabobank U.A., New York Branch, as administrative agent (the “Administrative Agent”), and certain lenders party thereto (the “Rabobank Lenders”). Each Rabobank Lender is required to fund all borrowing requests delivered by BLFC unless such Rabobank Lender has delivered a declining lender notice to the Administrative Agent as of 9:00 am (New York City time) on the date such borrowing request is delivered. The Rabobank Credit Agreement matures on July 15, 2022. BLFC may also from time to time request one or more of the existing Rabobank Lenders or new lenders to increase the total participations under the Rabobank Credit Agreement by an aggregate amount up to $250,000,000 pursuant to an accordion provision set forth in the Rabobank Credit Agreement. The Rabobank Credit Agreement replaces the existing U.S. $1,250,000,000 364-day Revolving Credit Agreement, dated as of October 22, 2020 (the “Terminated Rabobank Credit Agreement”), among BLFC, as borrower, JPMorgan Chase Bank, N.A., as syndication agent, BNP Paribas, Citibank, N.A., Natixis, New York Branch, Sumitomo Mitsui Banking Corporation and U.S. Bank National Association, as documentation agents, Coöperatieve Rabobank U.A., New York Branch, as administrative agent, and certain lenders party thereto that was scheduled to mature on October 21, 2021, which was terminated in accordance with its terms on July 16, 2021. No principal amounts were outstanding under the Terminated Rabobank Credit Agreement on the date of termination. BLFC may use proceeds from future borrowings under the Rabobank Credit Agreement to fund intercompany advances to Bunge and/or certain Bunge subsidiaries, repay outstanding pari passu indebtedness of BLFC and pay expenses incurred in connection with the Rabobank Credit Agreement and any pari passu indebtedness of BLFC.

Borrowings under the Rabobank Credit Agreement will bear interest, at BLFC’s option, at LIBOR plus the Applicable Rabobank Margin (defined below) or at the alternate base rate then in effect plus the Applicable Rabobank Margin minus 1.00%. The margin applicable to either a LIBOR or an alternate base rate borrowing (the “Applicable Rabobank Margin”) will vary between 0.55% and 1.00% and be based on the higher of the senior long-term unsecured debt rating that Moody’s and S&P provides of (a) Bunge, or (b) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge, then the Bunge Master Trust, or (c) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge or the Bunge Master Trust, then BLFC (the “Rabobank Rating Level”).

The Rabobank Credit Agreement contains customary representations and warranties and affirmative and negative covenants, including certain limitations on the ability of BLFC, among other things, to incur liens, incur indebtedness, sell or transfer assets or receivables or engage in mergers, consolidations, amalgamations or joint ventures, and customary events of default.

The obligations of BLFC under the Rabobank Credit Agreement are guaranteed by Bunge pursuant to a separate Guaranty, dated as of July 16, 2021 (the “BLFC-Rabobank Guaranty”). The BLFC-Rabobank Guaranty contains certain customary representations and warranties and affirmative and negative covenants. The BLFC-Rabobank Guaranty obligates Bunge to maintain a total consolidated current assets to total consolidated current liabilities ratio, a maximum consolidated adjusted net debt to consolidated adjusted capitalization ratio and a maximum secured indebtedness to tangible assets ratio. The BLFC-Rabobank Guaranty also includes certain limitations on the ability of Bunge to engage in merger, consolidation or amalgamation transactions or sell or otherwise transfer all or substantially all of its property, business or assets.

(c)       Liquidity Agreement

On July 16, 2021, Bunge Asset Funding Corp. (“BAFC”), a wholly owned subsidiary of Bunge, amended the terms of its existing Liquidity Agreement (as amended, the “Liquidity Agreement”) among BAFC, as borrower, the financial institutions party thereto as liquidity banks (the “Liquidity Banks”), Citibank, N.A., as syndication agent, BNP Paribas, Coöperatieve Rabobank, U.A., New York Branch, Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation and U.S. Bank National Association, as co-documentation agents, and JPMorgan Chase Bank, N.A., as administrative agent, under which the Liquidity Banks have agreed to provide a back up liquidity facility for BAFC’s commercial paper program and to provide a revolving credit facility to BAFC. The Liquidity Agreement was amended to extend the expiration date of the Liquidity Banks’ commitments to July 16, 2026. BAFC has the option to request an extension of the expiration date of the Liquidity Agreement for two additional one-year periods. Each Liquidity Bank in its sole discretion may agree to any such extension request.

Borrowings under the Liquidity Agreement will bear interest at LIBOR plus a margin, ranging from 1.00% and 1.625%, which will vary based on the Rating Level. Amounts under the Liquidity Agreement that remain undrawn are subject to a commitment fee payable quarterly based on the average undrawn portion of the Liquidity Agreement at rates ranging from 0.09% to 0.225%, varying based on the Rating Level.

The Liquidity Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain limitations on the ability of BAFC, among other things, to incur liens, incur indebtedness, sell or transfer assets or receivables or engage in mergers, consolidations, amalgamations or joint ventures, and customary events of default.

The obligations of BAFC under the Liquidity Agreement are guaranteed by Bunge pursuant to a separate Guaranty, which was also amended effective July 16, 2021 in connection with the amendment of the Liquidity Agreement (the “BAFC Guaranty”) to conform its terms to those contained in more recent agreements of a similar nature entered into by Bunge. The BAFC Guaranty contains certain customary representations and warranties and affirmative and negative covenants. The BAFC Guaranty obligates Bunge to maintain a total consolidated current assets to adjusted total consolidated current liabilities ratio, a maximum consolidated adjusted net debt to consolidated adjusted capitalization ratio and a maximum secured indebtedness to tangible assets ratio. The BAFC Guaranty also includes certain limitations on the ability of Bunge to engage in merger, consolidation or amalgamation transactions or sell or otherwise transfer all or substantially all of its property, business or assets.

From time to time, certain of the lenders under the JPM Credit Agreement and Rabobank Credit Agreement, certain of the Liquidity Banks under the Liquidity Agreement and/or their affiliates provide financial services to Bunge, BLFC, BAFC and other subsidiaries of Bunge.

The JPM Credit Agreement, the BLFC-JPM Guaranty, the Rabobank Credit Agreement, the BLFC-Rabobank Guaranty, the Liquidity Agreement and the BAFC Guaranty, as well as an Annex X dated as of July 16, 2021 containing definitions of certain terms used in such agreements and instruments are included as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 hereto and are incorporated by reference herein. The foregoing descriptions of the JPM Credit Agreement, BLFC-JPM Guaranty, Rabobank Credit Agreement, BLFC-Rabobank Guaranty, Liquidity Agreement and BAFC Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of those documents.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Terminated JPM Credit Agreement and the Terminated Rabobank Credit Agreement is hereby incorporated by reference in this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit No.	Description
10.1	JPM Credit Agreement, dated July 16, 2021
10.2	Guaranty by Bunge Limited pursuant to the JPM Credit Agreement, dated July 16, 2021
10.3	Rabobank Credit Agreement, dated July 16, 2021
10.4	Guaranty by Bunge Limited pursuant to the Rabobank Credit Agreement, dated July 16, 2021
10.5	Fourteenth Amended and Restated Liquidity Agreement, dated July 16, 2021
10.6	Tenth Amended and Restated Guaranty by Bunge Limited pursuant to the Fourteenth Amended and Restated Liquidity Agreement, dated July 16, 2021
10.7	Annex X, dated as of July 16, 2021, including definitions of certain terms contained in Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 hereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2021

BUNGE LIMITED

By:    /s/ Lisa Ware-Alexander

Name: Lisa Ware-Alexander

Title:   Secretary